Exhibit 10(c)(ii)


                   [American Medical Alert Corp. Letterhead]



March 28, 2002

Mr. Frederic Siegel
133 Lagoon Drive East
Ledo Beach, NY 11561

Dear Mr. Siegel:

This will confirm our agreement and understanding that not withstanding Section 4(A) of your Employment Agreement dated as of January 1, 2001, the stock options to purchase 25,000 shares American Medical Alert Corp.'s common stock will be granted to you at an exercise price per share of $2.87 ( which is equal to the market value of the stock as of December 31, 2001). For the sake of clarity, it is understood and agreed that this letter does not constitute an agreement to issue additional options to purchase shares other than those specified in
Section 4(A) of the Employment Agreement.

Please confirm that the foregoing correctly set forth our agreement by signing below.

Very truly yours,
AMERICAN MEDICAL ALERT CORP.


/s/ Howard Siegel
----------------------------
Howard Siegel
President & CEO


Accepted and Agreed to as of the date first written above



/s/ Frederic Siegel
----------------------------
Frederic Siegel